SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Saba Capital Management, L.P. (“Saba Capital”) and Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital, “Saba”) are hereby withdrawing their opposition to the approval of the reorganization of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (the “Fund”) into abrdn Global Infrastructure Income Fund.

As such, Saba advises the shareholders of the Fund that any executed gold cards and gold voting instruction forms received by Saba or its agents will not be voted at the special meeting of shareholders of the Fund (the “Special Meeting”) and that shareholders of the Fund who wish to vote at the Special Meeting are advised to vote on the Fund’s white proxy card or white voting instruction form.